UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2015

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On August 12, 2015, Bristow Group Inc. issued three press releases related to the fatal accident on such date that resulted in six fatalities and six injured passengers. Two subsequent press releases were issued on August 13, 2015 updating previously disclosed information regarding the accident, a further press release was issued on August 14, 2015 related to enhanced inspections and the return to operations of inspected aircraft of the same aircraft type that was involved in the accident and a final press release was issued on August 15, 2015 expressing appreciation to those involved in the response to the accident. These press releases are attached hereto as Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7.

The information in this Item 7.01, including each of Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7, is being furnished, not “filed,”—for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Accordingly, the information contained in each of Exhibit 99.1, 99.2, 99.3, 99.4, 99.5, 99.6 and 99.7 will not be incorporated by reference into any registration statement or other document filed by Bristow Group Inc. pursuant to the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

99.1	Initial Air Accident Press Release issued August 12, 2015.

99.2	Emergency Response Press Release issued August 12, 2015.

99.3	Friends and Family Press Release issued August 12, 2015.

99.4	Update on Air Accident Press Release issued August 13, 2015.

99.5	Updated Friends and Family Press Release issued August 13, 2015

99.6	Enhanced Inspection and Resumption of Operations Press Release issued August 14, 2015.

99.7	Appreciation for Support Press Release issued August 15, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: August 17, 2015	By:	/s/ E. Chipman Earle

E. Chipman Earle
Senior Vice President, Chief Legal Officer and Corporate Secretary